EXHIBIT 10.1.1

CERTIFICATE OF AMENDMENT
OF STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

I, Donald W. Morgan, hereby certify that:

1.    I am the duly elected and acting Secretary of Larscom Incorporated, a Delaware corporation (the “Company”).

2.    On February 9, 2000, the Board of Directors of the Company amended Section 3 of the Company’s Stock Option Plan for Non-Employee Directors (the “Plan”) to read in full as follows:

3.    SHARES SUBJECT TO THE PLAN.    Subject to adjustment as provided in section 7, the total number of shares of Common Stock for which options may be granted under the Plan shall be 305,000 shares of Common Stock. Such shares may be authorized but unissued shares, treasury shares, including shares purchased in the open market or in private transactions, shares issued or transferred to, or otherwise acquired by, a grantor trust pursuant to the next sentence, or a combination of each, as the Compensation Committee may from time to time determine. The Compensation Committee may (but need not) provide at any time or from time to time (including without limitation upon or in contemplation of a Change in Control) for a number of shares of Common Stock, equal to the number of such shares subject to options then outstanding under this Plan, to be issued or transferred to, or acquired by, a grantor trust for the purpose of satisfying the Company’s obligations under such options, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the options to which such shares relate may not be exercisable at that time. If any option granted under the Plan expires or terminates for any reason without having been exercised in full, the shares subject to, but not delivered under, such option may become available for the grant of other options under the Plan. If a participant pays the purchase price of shares subject to an option by surrendering shares of Common Stock in accordance with the provisions of section 6.5(c) below, the number of shares surrendered shall be added back to the number of shares available for issuance or transfer under the Plan so that the maximum number of shares that may be issued or transferred under the Plan pursuant to this section 3 shall have been charged only for the net number of shares issued or transferred by the Company pursuant to the Option exercise.

3.    On May 24, 2000, the stockholders of the Company also approved such amendment of the Plan.

4.    Such amendment of the Plan remains in full force and effect and has not been further modified since February 9, 2000.

Dated: March 22, 2002

/s/ Donald W. Morgan
Donald W. Morgan